Exhibit 4.1

OMNIBUS AMENDMENT TO

SALE AND SERVICING AGREEMENT

THIS OMNIBUS AMENDMENT TO SALE AND SERVICING AGREEMENT (this “Omnibus Amendment”) is made as of January 13, 2026, among World Omni Financial Corp., a Florida corporation (“World Omni”), World Omni Auto Receivables LLC, a Delaware limited liability company (“WOAR”), and each applicable issuing entity solely with respect to itself, each a Delaware statutory trust (each an “Issuing Entity”).

WHEREAS World Omni, as Servicer, WOAR, as Depositor, an applicable Issuing Entity and, to the extent applicable, an applicable financial institution acting as Account Bank are parties to an applicable Sale and Servicing Agreement, dated as of the date thereof (as amended, amended and restated, supplemented or otherwise modified from time to time, each a “Sale and Servicing Agreement”) as listed on Schedule I hereto. Capitalized terms used herein but not otherwise defined have the meanings set forth in Appendix A of the applicable Sale and Servicing Agreement;

WHEREAS the parties desire to amend the Sale and Servicing Agreement pursuant to Section 10.01(a) thereof;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.      Amendments to Sale and Servicing Agreement. The Sale and Servicing Agreement is hereby amended as follows:

(A)	Section 5.08 or the appropriate section titled “Statements to Noteholders and Certificateholders” of each applicable Sale and Servicing Agreement is hereby amended by deleting the language in clause (l) or the relevant clause containing the below reporting obligation in its entirety and replacing it with the following:

“delinquency information relating to the Receivables which has a payment of more than the Delinquency Threshold Amount that is more than 30, 60, 90 or 120 days delinquent;”

(B)	The definition of “Defaulted Receivable” in Appendix A of each applicable Sale and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

““Defaulted Receivable” means a Receivable as to which (a) more than the Delinquency Threshold Amount of a scheduled payment is 120 or more days past due in accordance with its terms, (b) the Servicer has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 45 days, whichever occurs first, or (c) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has charged off the remaining Principal Balance. The Principal Balance of any Receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.”

(C)	The definition of “Delinquent Receivable” in Appendix A of each applicable Sale and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

““Delinquent Receivable” means a Receivable as to which more than the Delinquency Threshold Amount of a scheduled payment is past due, including a Receivable with a bankrupt Obligor but excluding a Defaulted Receivable.”

(D)	The following definitions are added to Appendix A of each applicable Sale and Servicing Agreement in their correct respective alphabetical order:

““Conversion Date” means the date on which the Sponsor begins using a threshold of 10% of the applicable scheduled payment rather than $40 for determining if a scheduled payment is delinquent.”

““Delinquency Threshold Amount” means $40 with respect to payments effective on or prior to the Conversion Date, and 10% of the applicable scheduled payment for payments effective on or after the Conversion Date.”

2.      Effectiveness. This Amendment shall become effective as of January 13, 2026, upon:

(a)               receipt by the Servicer of executed counterparts of this Amendment (whether by facsimile, email transmission, or otherwise) executed by the parties hereto;

(b)               satisfaction of the Rating Agency Condition; and

(c)               delivery to the Owner Trustee and the Indenture Trustee of the opinions required under Sections 10.01(e) and 10.02(h)(A) of the Sale and Servicing Agreement.

3.      Limitation of Liability of Owner Trustee and Indenture Trustee.

(A)	It is expressly understood and agreed by the parties hereto that (i) this Amendment is executed and delivered by each Owner Trustee, not individually or personally but solely as Owner Trustee of the applicable Issuing Entity, in the exercise of the powers and authority conferred and vested in it under the applicable Trust Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the applicable Issuing Entity is made and intended not as personal representations, undertakings and agreements by such Owner Trustee, but is made and intended for the purpose of binding only the applicable Issuing Entity, (iii) nothing herein contained shall be construed as creating any liability on any Owner Trustee, individually or personally, to perform any covenant of the applicable Issuing Entity, either expressed or implied, contained herein, all such liability of such Owner Trustee, in its individual or personal capacity, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (iv) no Owner Trustee has made any investigation into the accuracy or completeness of any representations or warranties made by the applicable Issuing Entity in this Omnibus Amendment, and (v) under no circumstances shall any Owner Trustee be personally liable for the payment of any indebtedness or expenses of the applicable Issuing Entity under this Omnibus Amendment or any other related documents.

(B)	Notwithstanding anything contained herein to the contrary, this Amendment has been acknowledged and consented to by each applicable Indenture Trustee, not in its individual capacity but solely as Indenture Trustee, and in no event shall any Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the applicable Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of such applicable Issuing Entity. For all purposes of this Omnibus Amendment, each applicable Indenture Trustee shall be entitled to all rights, privileges, benefits, protections, immunities, and indemnities provided to it under the applicable Indenture.

4.      Action by Owner Trustee. The Administrator hereby certifies that this Omnibus Amendment is authorized or permitted by the applicable Basic Documents and that all of the conditions precedent in the applicable Basic Documents for the execution and delivery of this Omnibus Amendment by each applicable Issuing Entity have been complied with. The Certificateholder hereby certifies that it has the power and authority under each applicable Trust Agreement to direct the applicable Owner Trustee with respect to the foregoing actions, is the sole Certificateholder, and the Certificateholder directs each Owner Trustee on behalf of the applicable Issuing Entity, to execute this Omnibus Amendment. The undersigned hereby confirms that all actions taken by each applicable Owner Trustee in connection with this direction are covered by the fee and indemnification provisions set forth in Article VIII of the applicable Trust Agreement.

5.      Miscellaneous. This Omnibus Amendment shall be construed in accordance with the laws of the State of New York, without reference to the principles of conflict of law thereof or of any other jurisdiction, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. This Omnibus Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. The provisions of this Omnibus Amendment shall be deemed to be incorporated in, and made a part of, each applicable Sale and Servicing Agreement and shall not constitute a novation of such Sale and Servicing Agreement; and each applicable Sale and Servicing Agreement, as amended by this Omnibus Amendment, shall be read, taken and construed as one and the same instrument. Further, Section 10.07 of each applicable Sale and Servicing Agreement is incorporated by reference herein as if fully set forth herein. It is understood and agreed by the parties hereto that each party is consenting and executing this Omnibus Amendment solely with respect to the applicable Sale and Servicing Agreement to which it is a party. The execution hereof by any party shall not make it a party to any other agreement to which it is not already a party.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment to Sale and Servicing Agreement to be duly executed by their respective officers as of the date first written above.

WORLD OMNI FINANCIAL CORP., as
Servicer and Administrator

By:	/s/ Claude S. Simon
Name:	Claude S. Simon
Title:	Assistant Treasurer

WORLD OMNI AUTO RECEIVABLES LLC, as
Depositor

By:	/s/ Claude S. Simon
Name:	Claude S. Simon
Title:	Assistant Treasurer

With respect to World Omni Auto Receivables Trust 2022-B; World Omni Auto Receivables Trust 2022-C; World Omni Auto Receivables Trust 2023-A; World Omni Select Auto Trust 2023-A; World Omni Auto Receivables Trust 2023-B; World Omni Auto Receivables Trust 2023-C; World Omni Auto Receivables Trust 2023-D; World Omni Auto Receivables Trust 2024-A; World Omni Select Auto Trust 2024-A; World Omni Auto Receivables Trust 2024-C; and World Omni Auto Receivables Trust 2025-A:

U.S. Bank National Association,
not in its individual capacity, but solely as Account Bank

By:	/s/ Mark Esposito
Name:	Mark Esposito
Title:	Vice President

Signature Page to Omnibus Amendment to SSA

(WOART/WOSAT)

With respect to World Omni Auto Receivables Trust 2022-D; and World Omni Auto Receivables Trust 2024-B:

WILMINGTON TRUST, National Association, not in its individual capacity, but solely as Account Bank

By:	/s/ Jonathan Muller
Name:	Jonathan Muller
Title:	Assistant Vice President

WORLD OMNI AUTO RECEIVABLES TRUST 2022-A; WORLD OMNI AUTO RECEIVABLES TRUST 2022-B; WORLD OMNI AUTO RECEIVABLES TRUST 2022-C; WORLD OMNI AUTO RECEIVABLES TRUST 2023-A; WORLD OMNI SELECT AUTO TRUST 2023-A; WORLD OMNI AUTO RECEIVABLES TRUST 2023-B; WORLD OMNI AUTO RECEIVABLES TRUST 2023-C; WORLD OMNI AUTO RECEIVABLES TRUST 2023-D; WORLD OMNI AUTO RECEIVABLES TRUST 2024-A; WORLD OMNI SELECT AUTO TRUST 2024-A; WORLD OMNI AUTO RECEIVABLES TRUST 2024-C; and WORLD OMNI AUTO RECEIVABLES TRUST 2025-A:

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee on behalf of the applicable Issuing Entity

By:	/s/ Jonathan Muller
Name:	Jonathan Muller
Title:	Assistant Vice President

Signature Page to Omnibus Amendment to SSA

(WOART/WOSAT)

WORLD OMNI AUTO RECEIVABLES TRUST 2022-D; and WORLD OMNI AUTO RECEIVABLES TRUST 2024-B:

By: U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee on behalf of the applicable Issuing Entity

By:	/s/ Mark Esposito
Name:	Mark Esposito
Title:	Vice President

Signature Page to Omnibus Amendment to SSA

(WOART/WOSAT)

Acknowledged and Consented To:

With respect to World Omni Auto Receivables Trust 2022-A:

U.S. Bank National Association,
not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Mark Esposito
Name:	Mark Esposito
Title:	Vice President

With respect to World Omni Auto Receivables Trust 2022-B; World Omni Auto Receivables Trust 2022-C; World Omni Auto Receivables Trust 2023-A; World Omni Select Auto Trust 2023-A; World Omni Auto Receivables Trust 2023-B; World Omni Auto Receivables Trust 2023-C; World Omni Auto Receivables Trust 2023-D; World Omni Auto Receivables Trust 2024-A; World Omni Select Auto Trust 2024-A; World Omni Auto Receivables Trust 2024-C; and World Omni Auto Receivables Trust 2025-A:

U.S. Bank TRUST COMPANY, National Association,
not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Mark Esposito
Name:	Mark Esposito
Title:	Vice President

With respect to World Omni Auto Receivables Trust 2022-D; and World Omni Auto Receivables Trust 2024-B:

WILMINGTON TRUST, National Association,
not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Jonathan Muller
Name:	Jonathan Muller
Title:	Assistant Vice President

Signature Page to Omnibus Amendment to SSA

(WOART/WOSAT)

Solely with respect to Section 4 hereof:

WORLD OMNI AUTO RECEIVABLES LLC,
as sole Certificateholder

By:	/s/ Claude S. Simon
Name:	Claude S. Simon
Title:	Assistant Treasurer

Signature Page to Omnibus Amendment to SSA

(WOART/WOSAT)

Schedule I

World Omni Auto Receivables Trust 2022-A

1. Sale and Servicing Agreement, dated as of February 16, 2022, among World Omni Auto Receivables Trust 2022-A, as Issuing Entity, WOAR, as Depositor, World Omni, as Servicer, and acknowledged and agreed to by U.S. Bank National Association, as Indenture Trustee

World Omni Auto Receivables Trust 2022-B

1. Sale and Servicing Agreement, dated as of June 1, 2022, among World Omni Auto Receivables Trust 2022-B, as Issuing Entity, WOAR, as Depositor, World Omni, as Servicer, U.S. Bank National Association, as Account Bank, and acknowledged and agreed to by U.S. Bank Trust Company, National Association, as Indenture Trustee

World Omni Auto Receivables Trust 2022-C

1. Sale and Servicing Agreement, dated as of August 10, 2022, among World Omni Auto Receivables Trust 2022-C, as Issuing Entity, WOAR, as Depositor, World Omni, as Servicer, U.S. Bank National Association, as Account Bank, and acknowledged and agreed to by U.S. Bank Trust Company, National Association, as Indenture Trustee

World Omni Auto Receivables Trust 2022-D

1. Sale and Servicing Agreement, dated as of November 16, 2022, among World Omni Auto Receivables Trust 2022-D, as Issuing Entity, WOAR, as Depositor, World Omni, as Servicer, Wilmington Trust, National Association, as Account Bank, and acknowledged and agreed to by Wilmington Trust, National Association, as Indenture Trustee

World Omni Auto Receivables Trust 2023-A

1. Sale and Servicing Agreement, dated as of February 15, 2023, among World Omni Auto Receivables Trust 2023-A, as Issuing Entity, WOAR, as Depositor, World Omni, as Servicer, U.S. Bank National Association, as Account Bank, and acknowledged and agreed to by U.S. Bank Trust Company, National Association, as Indenture Trustee

World Omni Select Auto Trust 2023-A

1. Sale and Servicing Agreement, dated as of March 15, 2023, among World Omni Select Auto Trust 2023-A, as Issuing Entity, WOAR, as Depositor, World Omni, as Servicer, U.S. Bank National Association, as Account Bank, and acknowledged and agreed to by U.S. Bank Trust Company, National Association, as Indenture Trustee, as amended by Amendment No. 1 to Sale and Servicing Agreement, dated as of April 28, 2023, among World Omni, as Servicer and Administrator, WOAR, as Depositor, and the Issuing Entity, consented to by WOAR, as sole Certificateholder, and agreed and consented to by the Indenture Trustee

World Omni Auto Receivables Trust 2023-B

1. Sale and Servicing Agreement, dated as of April 19, 2023, among World Omni Auto Receivables Trust 2023-B, as Issuing Entity, WOAR, as Depositor, World Omni, as Servicer, U.S. Bank National Association, as Account Bank, and acknowledged and agreed to by U.S. Bank Trust Company, National Association, as Indenture Trustee

World Omni Auto Receivables Trust 2023-C

1. Sale and Servicing Agreement, dated as of August 16, 2023, among World Omni Auto Receivables Trust 2023-C, as Issuing Entity, WOAR, as Depositor, World Omni, as Servicer, U.S. Bank National Association, as Account Bank, and acknowledged and agreed to by U.S. Bank Trust Company, National Association, as Indenture Trustee

World Omni Auto Receivables Trust 2023-D

1. Sale and Servicing Agreement, dated as of November 8, 2023, among World Omni Auto Receivables Trust 2023-D, as Issuing Entity, WOAR, as Depositor, World Omni, as Servicer, U.S. Bank National Association, as Account Bank, and acknowledged and agreed to by U.S. Bank Trust Company, National Association, as Indenture Trustee

World Omni Auto Receivables Trust 2024-A

1. Sale and Servicing Agreement, dated as of February 14, 2024, among World Omni Auto Receivables Trust 2024-A, as Issuing Entity, WOAR, as Depositor, World Omni, as Servicer, U.S. Bank National Association, as Account Bank, and acknowledged and agreed to by U.S. Bank Trust Company, National Association, as Indenture Trustee

World Omni Auto Receivables Trust 2024-B

1. Sale and Servicing Agreement, dated as of May 22, 2024, among World Omni Auto Receivables Trust 2024-B, as Issuing Entity, WOAR, as Depositor, World Omni, as Servicer, Wilmington Trust, National Association, as Account Bank, and acknowledged and agreed to by Wilmington Trust, National Association, as Indenture Trustee

World Omni Select Auto Trust 2024-A

1. Sale and Servicing Agreement, dated as of July 24, 2024, among World Omni Select Auto Trust 2024-A, as Issuing Entity, WOAR, as Depositor, World Omni, as Servicer, U.S. Bank National Association, as Account Bank, and acknowledged and agreed to by U.S. Bank Trust Company, National Association, as Indenture Trustee

World Omni Auto Receivables Trust 2024-C

1. Sale and Servicing Agreement, dated as of August 20, 2024, among World Omni Auto Receivables Trust 2024-C, as Issuing Entity, WOAR, as Depositor, World Omni, as Servicer, U.S. Bank National Association, as Account Bank, and acknowledged and agreed to by U.S. Bank Trust Company, National Association, as Indenture Trustee

World Omni Auto Receivables Trust 2025-A

1. Sale and Servicing Agreement, dated as of January 29, 2025, among World Omni Auto Receivables Trust 2025-A, as Issuing Entity, WOAR, as Depositor, World Omni, as Servicer, U.S. Bank National Association, as Account Bank, and acknowledged and agreed to by U.S. Bank Trust Company, National Association, as Indenture Trustee